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                                                                    EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 25, 2003 accompanying the consolidated financial statements of TeraForce Technology Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2002 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Grant Thornton LLP


Dallas, Texas
December 29, 2003